Exhibit 21.1

Subsidiary	Ownership	Jurisdiction of Incorporation
The Manhattan Ocean Club Associates, L.L.C.	SWRG 100% member	New York
Atlantic & Pacific Grill Associates, L.L.C.	SWRG 100% member	New York
La Cite Associates, L.L.C.	SWRG 100% member	Delaware
New York RGI Sub, L.L.C.	SWRG 100% member	Delaware
Mrs. Parks Sub, L.L.C.	SWRG 100% member	Delaware
Restaurant Group Management Services, L.L.C.	SWRG 100% member	New York
S&W of Miami, L.L.C.(1)	SWRG 100% member	Delaware
S&W Chicago, L.L.C.	SWRG 100% member	Delaware
S&W New Orleans, L.L.C.	SWRG 100% member	Delaware
S&W of Las Vegas, L.L.C.	SWRG 100% member	Delaware
S&W D.C., L.L.C.	SWRG 100% member	Delaware
M.O.C. D.C., L.L.C.	SWRG 100% member	Delaware
M.O.C. of Miami, L.L.C.	SWRG 100% member	Delaware
S&W of Philadelphia, L.L.C.	SWRG 100% member	Delaware
Parade 59 Restaurant, L.L.C.	SWRG 100% member	Delaware
Smith &Wollensky of Boston, L.L.C.	SWRG 100% member	Delaware
Smith & Wollensky of Ohio, L.L.C.	SWRG 100% member	Delaware
S&W of Dallas, L.L.C.	SWRG 100% member	Delaware
Dallas S&W, L.P.	S&W of Dallas, L.L.C. 1% GP S&W of America, L.L.C. 99% L.P.	Texas
Smith & Wollensky of Houston, L.L.C.	SWRG 100% member	Delaware
Houston S&W, L.P.	S&W of Houston, L.L.C. 1% GP S&W of America 99% L.P.	Texas
Wollensky’s Beverage, Inc.	SWRG 100% stockholder	Texas
Smith & Wollensky of America, L.L.C.	SWRG 100% member	Delaware

(1)          S&W of Miami, L.L.C. is the 100% owner of “South Pointe Hospitality Inc.” and “1 Washington Ave Corp”, which is the operating company for Smith & Wollensky in South Beach